SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  April 20, 1995


                         Old Kent Financial Corporation
               (Exact name of registrant as specified in charter)

                                    Michigan
                         (State or other jurisdiction)

                                    0-12216
                            (Commission file number)

                                   38-1986608
                       (IRS employer identification no.)

                             One Vandenberg Center
                          Grand Rapids, Michigan 49503
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (616) 771-5000






















Item 5.  Other Events.

On February 1, 1995, First National Bank Corp. was merged with and into Old Kent Financial Corporation. This acquisition was accounted for as a pooling-of-interests.

To provide a period that Old Kent Financial Corporation can use to demonstrate that the risk sharing requirements for pooling-of-interests accounting treatment (as required by the Securities and Exchange
Commission's ASR. No. 135 and SAB No. 65) are satisfied, the combined condensed unaudited results of operations for the one month ended March 31, 1995, which covers at least 30 days of post merger operations, are published by the filing of this report.

The operating results for the one-month period ended March 31, 1995 are not necessarily indicative of the results that may be expected for the three-month period or the year ending March 31, 1995.







































                         Old Kent Financial Corporation
                      Condensed Combined Income Statements
                                  (unaudited)

                                                 For the
                                               Month Ended
                                                March 31,
                                                   1995
      Interest Income.........................   $75,994
      Interest Expense........................    36,225
      Net Interest Income.....................    39,769
      Provision for Loan Losses...............       644
      Net Interest Income After Provision.....    39,125


      Other Income:
        Trust Income..........................     3,260
        Service Charges on Deposits...........     3,124
        Other Income..........................     9,597
        Total Other Income....................    15,981


      Other Expense:
        Salary and Benefits Expense...........    16,456
        Occupancy & Equipment.................     4,623
        Other Expenses........................    14,768
      Total Other Expenses....................    35,847


     Income before Income Taxes...............    19,259
       Income Taxes...........................     6,221
     Net Income...............................   $13,038




















                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   OLD KENT FINANCIAL CORPORATION



                                   By: /s/ Richard W. Wroten
                                      Richard W. Wroten
                                      Executive Vice President
                                      and Chief Financial Officer

Date:  April 20, 1995